CONTRACT SCHEDULE

OWNER: [John Doe]                                                                                     CONTRACT NUMBER:  [??687456]
JOINT OWNER:  [Jane Doe]                                                                           ISSUE DATE:                                 [04/15/07]
ANNUITANT:  [John Doe]                                                                                     INCOME DATE:  [04/15/17]

PURCHASE PAYMENTS:

INITIAL PURCHASE PAYMENT:	$[25,000]

MINIMUM ADDITIONAL
PURCHASE PAYMENT:	$[50]

MAXIMUM TOTAL
PURCHASE PAYMENTS:	$[1 million; higher amounts may be accepted with our approval]

MORTALITY AND EXPENSE RISK (M&E) CHARGE:
The M&E Charge is an annualized rate that is realized on a daily basis as a percentage of the net asset value of the Investment Option.

During the Accumulation Phase:
The M&E Charge includes a charge of [1.75]% for the annuity.
[An additional M&E Charge of [0.30]% is charged for the Quarterly Value Death Benefit.]

During the Annuity Phase:
The M&E Charge is [1.40]%.  We may decrease this charge, but we may not increase it.

CONTRACT MAINTENANCE CHARGE:  The Contract Maintenance Charge is $[30.00] each Contract Year.  We deduct the Contract Maintenance Charge from the Contract Value on the last day of each Contract Year while this contract is in force.  If the last day of the Contract Year is not a Business Day we deduct the charge on the next Business Day.  We deduct the Contract Maintenance Charge from the Investment Options proportionately based on the amount of the Contract Value in each Investment Option relative to the total Contract Value.  The Contract Maintenance Charge will not increase after the Issue Date of the contract.

During the Accumulation Phase, we do not deduct the Contract Maintenance Charge if your Contract Value at the time we are to deduct the charge is at least $[100,000].  If you take a total withdrawal on a date other than a Contract Anniversary we deduct the full Contract Maintenance Charge.  In the event you own more than one contract of the same type issued by the Company, we determine the total Contract Value for all of the contracts.  If the total value for all of the contracts is at least $[100,000] at the time we are to deduct the charge, we do not assess the Contract Maintenance Charge.  If the Contract Owner is a non-individual, we look to the Annuitant to determine if we assess the charge.

TRANSFERS:

NUMBER OF FREE TRANSFERS PERMITTED:  Currently, there are no limits on the number of transfers that you can make.  You are allowed [12] free transfers each Contract Year.  This applies to transfers during both the Accumulation Phase and Annuity Phase.

TRANSFER FEE:  We will charge a fee of $[25] for each transfer you make in excess of the free transfers permitted.  We do not count transfers we make at the end of the Right to Examine period, any transfers made pursuant to a regularly scheduled transfer, or other transfers under programs specifically waiving the Transfer Fee in determining the application of the Transfer Fee.

WITHDRAWAL CHARGE: NONE

MINIMUM PARTIAL WITHDRAWAL: $[500]

MINIMUM CONTRACT VALUE THAT MUST REMAIN IN THE CONTRACT AFTER A PARTIAL WITHDRAWAL:  $[2,000]

MINIMUM ANNUITY PAYMENT: $[100]

REQUIRED RIDER: [Income Protector Rider or Investment Protector Rider].  A Required Rider is waived if dropped because of a Rider Charge increase [; or if the [Income Protector Rider] terminates because you select single Lifetime Plus Payments, the sole Covered Person dies, and the contract is continued].

S40778-02-NY                                                                          3 [No WC]

RIDERS:
[The applicable riders based on the information from the application will populate this area.]

SERVICE CENTER:                                           ALLIANZ SERVICE CENTER
[P.O. Box 561
Minneapolis, MN 55440-0561
800-624-0197]

ANNUITY PAYMENT TABLES

Table A below shows the guaranteed amount of Annuity Payment for each $1,000 of value applied under a fixed Annuity Option.  Table A is based on an interest rate of 2 ½% per year and the 1983(a) Individual Mortality Table with mortality improvement projected 30 years using Mortality Projection Scale G.

Table B below shows the amount of the first monthly variable Annuity Payment, based on an Assumed Investment Rate of 5%, for each $1,000 of value applied under a variable Annuity Option.

The amount of such Annuity Payments under Annuity Options 1, 2 and 5 depends on the sex and Age of the Annuitant on the Income Date.  The amount of such Annuity Payments under Option 3 and 4 depends on the sex and the Age of the Annuitant and Joint Annuitant on the Income Date.  Any amounts not shown for Ages, guaranteed periods or other Annuity Options are provided upon request.

Table A - Guaranteed Monthly Annuity Payments Per $1,000 of Value
Fixed Annuity Options
Age of Annuitant on the Income Date	Option 1		Option 2				Option 3	Option 4	Option 5
			Guaranteed Period of 10 Years		Guaranteed Period of 20 Years		100% Joint and Last Survivor	Guaranteed Period of 10 Years
	Male	Female	Male	Female	Male	Female	Male & Female Same Age	Male & Female Same Age	Male	Female
30	2.85	2.72	2.84	2.72	2.84	2.71	2.61	2.61	2.81	2.70
40	3.17	2.97	3.16	2.97	3.14	2.96	2.82	2.82	3.10	2.94
50	3.67	3.38	3.65	3.37	3.58	3.34	3.14	3.14	3.51	3.29
60	4.50	4.03	4.43	4.01	4.18	3.90	3.67	3.67	4.13	3.84
70	6.03	5.23	5.70	5.10	4.83	4.62	4.59	4.58	5.11	4.72
80	8.92	7.68	7.43	6.88	5.21	5.16	6.40	6.21	6.66	6.18
90	14.75	13.12	8.94	8.74	5.27	5.27	10.23	8.42	9.39	8.81

Table B - Guaranteed Initial Monthly Annuity Payment Per $1,000 of Proceeds
Variable Annuity Options Based on 5% Assumed Investment Rate
Age of Annuitant on the Income Date	Option 1		Option 2				Option 3	Option 4	Option 5
			Guaranteed Period of 10 Years		Guaranteed Period of 20 Years		100% Joint and Last Survivor	Guaranteed Period of 10 Years
											Male	Female	Male	Female	Male	Female	Male & Female Same Age	Male & Female Same Age	Male	Female
	30	4.46	4.36	4.46	4.35	4.45	4.35	4.27	4.27	4.44	4.35
40	4.72	4.55	4.71	4.55	4.68	4.53	4.41	4.41	4.68	4.53
50	5.18	4.89	5.14	4.87	5.04	4.83	4.65	4.65	5.06	4.83
60	5.96	5.49	5.86	5.45	5.56	5.31	5.10	5.10	5.70	5.36
70	7.49	6.65	7.07	6.47	6.13	5.94	5.96	5.94	6.77	6.27
80	10.42	9.12	8.68	8.16	6.46	6.41	7.72	7.50	8.54	7.94
90	16.30	14.63	10.08	9.89	6.51	6.51	11.54	9.58	11.63	10.92

S40778-02-NY                                                                       [3A] [No WC]

INVESTMENT OPTIONS CONTRACT SCHEDULE

OWNER: [John Doe]                                                                                     CONTRACT NUMBER:  [??687456]
JOINT OWNER:  [Jane Doe]                                                                           ISSUE DATE:                                 [04/15/07]
ANNUITANT:  [John Doe]                                                                                     INCOME DATE:  [04/15/17]

ALLOCATION GUIDELINES:
1.  You can select up to [15] of the Investment Options.  This number will not decrease after the Issue Date.
2.  Allocations must be made in whole percentages.

[INVESTMENT OPTION RESTRICTION FOR ALLOCATING CONTRACT VALUE:
[Group A: no more than [0]% of total Contract Value]
[Group B:  no more than [0]% of total Contract Value]
[Combined Group A and Group B:  no more than [0]% of total Contract Value]
[Combined Group B and Group C:  no more than [0]% of total Contract Value]
[Group C:  up to [100]% of Contract Value]]

INVESTMENT OPTIONS:
VARIABLE ACCOUNT:                                             [Allianz Life Variable Account C]
Shown below are the Investment Options.

[Group A Investment Options
AZL COLUMBIA TECHNOLOGY
FRANKLIN GLOBAL COMMUNICATIONS SECURITIES
DAVIS VA FINANCIAL PORTFOLIO
PIMCO VIT COMMODITY PORTFOLIO
AZL SCHRODER EMERGING MARKETS EQUITY FUND
AZL VAN KAMPEN GLOBAL REAL ESTATE
AZL DREYFUS PREMIER SMALL CAP VALUE
AZL FRANKLIN SMALL CAP VALUE
AZL SCHRODER INTERNATIONAL SMALL CAP
AZL SMALL CAP STOCK INDEX
AZL OCC OPPORTUNITY
AZL TURNER QUANTITATIVE SMALL CAP GROWTH]

[Group B Investment Options
AZL NEUBERGER BERMAN REGENCY
OPCAP MID CAP
AZL VAN KAMPEN MID CAP GROWTH
AZL AIM INTERNATIONAL EQUITY
AZL OPPENHEIMER INTERNATIONAL GROWTH
AZL NACM INTERNATIONAL FUND
AZL OPPENHEIMER GLOBAL
AZL VAN KAMPEN GLOBAL FRANCHISE
MUTUAL DISCOVERY SECURITIES
TEMPLETON GROWTH SECURITIES
AZL DAVIS NY VENTURE
AZL OCC VALUE
AZL VAN KAMPEN GROWTH AND INCOME
AZL VAN KAMPEN COMSTOCK
AZL OPPENHEIMER MAIN STREET
AZL S&P 500 INDEX FUND
AZL TARGETPLUS EQUITY
AZL DREYFUS FOUNDERS EQUITY GROWTH
AZL LEGG MASON GROWTH
AZL LMP LARGE CAP GROWTH
AZL JENNISON GROWTH]

S40788-02-NY [Income Pro]

[Group C Investment Options
AZL FUSION GROWTH
AZL FUSION MODERATE
AZL TARGETPLUS GROWTH
AZL TARGETPLUS MODERATE
FRANKLIN TEMPLETON VIP FOUNDING FUNDS
AZL VAN KAMPEN EQUITY AND INCOME
BLACKROCK GLOBAL ALLOCATION VI FUND
AZL FUSION BALANCED
AZL TARGETPLUS BALANCED
FRANKLIN INCOME SECURITIES
PIMCO VIT ALL ASSET PORTFOLIO
PIMCO VIT EMERGING MARKETS BOND PORTFOLIO
PIMCO VIT GLOBAL BOND PORTFOLIO
TEMPLETON GLOBAL INCOME SECURITIES
FRANKLIN HIGH INCOME
PIMCO VIT HIGH YIELD
FRANKLIN ZERO COUPON 2010
PIMCO VIT TOTAL RETURN PORTFOLIO
PIMCO VIT REAL RETURN PORTFOLIO
FRANKLIN U.S.GOVERNMENT
AZL MONEY MARKET]

S40778-02-NY                                                                       [3A] [No WC]

INVESTMENT OPTIONS CONTRACT SCHEDULE

OWNER: [John Doe]                                                                                     CONTRACT NUMBER:  [??687456]
JOINT OWNER:  [Jane Doe]                                                                           ISSUE DATE:                                 [04/15/07]
ANNUITANT:  [John Doe]                                                                                     INCOME DATE:  [04/15/17]

ALLOCATION GUIDELINES:
1.  You can select up to [15] of the Investment Options.  This number will not decrease after the Issue Date.
2.  Allocations must be made in whole percentages.

[INVESTMENT OPTION RESTRICTION FOR ALLOCATING CONTRACT VALUE:
[Group A: no more than [0]% of total Contract Value]
[Group B:  no more than [0]% of total Contract Value]
[Combined Group A and Group B:  no more than [0]% of total Contract Value]
[Combined Group A and Group B and Group X:  no more than [0]% of total Contract Value]
[Combined Group B and Group X:  no more than [0]% of total Contract Value]
[Group X:  no more than [100]% of total Contract Value]
[Group Y:  no less than [100]% of total Contract Value]]

INVESTMENT OPTIONS:
VARIABLE ACCOUNT:                                             [Allianz Life Variable Account C]
Shown below are the Investment Options.

[Group A Investment Options
AZL COLUMBIA TECHNOLOGY
FRANKLIN GLOBAL COMMUNICATIONS SECURITIES
DAVIS VA FINANCIAL PORTFOLIO
PIMCO VIT COMMODITY PORTFOLIO
AZL SCHRODER EMERGING MARKETS EQUITY FUND
AZL VAN KAMPEN GLOBAL REAL ESTATE
AZL DREYFUS PREMIER SMALL CAP VALUE
AZL FRANKLIN SMALL CAP VALUE
AZL SCHRODER INTERNATIONAL SMALL CAP
AZL SMALL CAP STOCK INDEX
AZL OCC OPPORTUNITY
AZL TURNER QUANTITATIVE SMALL CAP GROWTH]

[Group B Investment Options
AZL NEUBERGER BERMAN REGENCY
OPCAP MID CAP
AZL VAN KAMPEN MID CAP GROWTH
AZL AIM INTERNATIONAL EQUITY
AZL OPPENHEIMER INTERNATIONAL GROWTH
AZL NACM INTERNATIONAL FUND
AZL OPPENHEIMER GLOBAL
AZL VAN KAMPEN GLOBAL FRANCHISE
MUTUAL DISCOVERY SECURITIES
TEMPLETON GROWTH SECURITIES
AZL DAVIS NY VENTURE
AZL OCC VALUE
AZL VAN KAMPEN GROWTH AND INCOME
AZL VAN KAMPEN COMSTOCK
MUTUAL SHARES SECURITIES
AZL FIRST TRUST TARGET DOUBLEPLAY
AZL JENNISON 20/20 FOCUS
AZL LEGG MASON VALUE
AZL PIMCO FUNDAMENTAL INDEXPLUS TOTAL RETURN
AZL OPPENHEIMER MAIN STREET
AZL S&P 500 INDEX FUND
AZL TARGETPLUS EQUITY
AZL DREYFUS FOUNDERS EQUITY GROWTH
AZL LEGG MASON GROWTH
AZL LMP LARGE CAP GROWTH
AZL JENNISON GROWTH]

[Group X Investment Options
AZL FUSION GROWTH
AZL FUSION MODERATE
AZL TARGETPLUS GROWTH
AZL TARGETPLUS MODERATE
FRANKLIN TEMPLETON VIP FOUNDING FUNDS
AZL VAN KAMPEN EQUITY AND INCOME
BLACKROCK GLOBAL ALLOCATION VI FUND]

[Group Y Investment Options
AZL FUSION BALANCED
AZL TARGETPLUS BALANCED
FRANKLIN INCOME SECURITIES
PIMCO VIT ALL ASSET PORTFOLIO
PIMCO VIT EMERGING MARKETS BOND PORTFOLIO
PIMCO VIT GLOBAL BOND PORTFOLIO
TEMPLETON GLOBAL INCOME SECURITIES
FRANKLIN HIGH INCOME
PIMCO VIT HIGH YIELD
FRANKLIN ZERO COUPON 2010
PIMCO VIT TOTAL RETURN PORTFOLIO
PIMCO VIT REAL RETURN PORTFOLIO
FRANKLIN U.S.GOVERNMENT
AZL MONEY MARKET]

S40789-02-NY                                                                                                                                          [Invest Pro]

MAXIMUM ALLOWABLE ALLOCATION TABLES

Table A

Maximum Allowable Allocation to Investment Options in  the combined Groups A, B and X based on the number of years* to the Initial Target Value Date and the comparison of Contract Value (CV) to the Target Value (TV)

No. of years* to the Initial Target Value Date	[CV = 94%+ of TV	CV = 88% to < 94% of TV	CV = 82% to < 88% of TV	CV = 76% to < 82% of TV	CV = 70% to < 76% of TV	CV = 64% to < 70% of TV	CV = 58% to < 64% of TV	CV = 52% to < 58% of TV	CV = 46% to < 52% of TV	CV = 40% to < 46% of TV	CV = 34% to < 40% of TV	CV = 28% to < 34% of TV	CV = 22% to < 28% of TV	CV = 16% to < 22% of TV	CV = 10% to < 16% of TV	CV = 4% to < 10% of TV	CV < 4% of TV]
33+	[95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%
32	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	90%
31	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	90%	85%
30	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	90%	85%	80%
29	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	90%	85%	80%	75%
28	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	90%	85%	80%	75%	70%
27	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	90%	85%	80%	75%	70%	65%
26	95%	95%	95%	95%	95%	95%	95%	95%	95%	95%	90%	85%	80%	75%	70%	65%	60%
25	95%	95%	95%	95%	95%	95%	95%	95%	95%	90%	85%	80%	75%	70%	65%	60%	55%
24	95%	95%	95%	95%	95%	95%	95%	95%	90%	85%	80%	75%	70%	65%	60%	55%	50%
23	95%	95%	95%	95%	95%	95%	95%	90%	85%	80%	75%	70%	65%	60%	55%	50%	45%
22	95%	95%	95%	95%	95%	95%	90%	85%	80%	75%	70%	65%	60%	55%	50%	45%	40%
21	95%	95%	95%	95%	95%	90%	85%	80%	75%	70%	65%	60%	55%	50%	45%	40%	35%
20	95%	95%	95%	95%	90%	85%	80%	75%	70%	65%	60%	55%	50%	45%	40%	35%	30%
19	95%	95%	95%	90%	85%	80%	75%	70%	65%	60%	55%	50%	45%	40%	35%	30%	25%
18	95%	95%	90%	85%	80%	75%	70%	65%	60%	55%	50%	45%	40%	35%	30%	25%	20%
17	95%	90%	85%	80%	75%	70%	65%	60%	55%	50%	45%	40%	35%	30%	25%	20%	15%
16	90%	85%	80%	75%	70%	65%	60%	55%	50%	45%	40%	35%	30%	25%	20%	15%	10%
15	85%	80%	75%	70%	65%	60%	55%	50%	45%	40%	35%	30%	25%	20%	15%	10%	10%
14	80%	75%	70%	65%	60%	55%	50%	45%	40%	35%	30%	25%	20%	15%	10%	10%	10%
13	75%	70%	65%	60%	55%	50%	45%	40%	35%	30%	25%	20%	15%	10%	10%	10%	10%
12	70%	65%	60%	55%	50%	45%	40%	35%	30%	25%	20%	15%	10%	10%	10%	10%	10%
11	65%	60%	55%	50%	45%	40%	35%	30%	25%	20%	15%	10%	10%	10%	10%	10%	10%
10	60%	55%	50%	45%	40%	35%	30%	25%	20%	15%	10%	10%	10%	10%	10%	10%	10%
9	55%	50%	45%	40%	35%	30%	25%	20%	15%	10%	10%	10%	10%	10%	10%	10%	10%
8	50%	45%	40%	35%	30%	25%	20%	15%	10%	10%	10%	10%	10%	10%	10%	10%	10%
7	45%	40%	35%	30%	25%	20%	15%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%
6	40%	35%	30%	25%	20%	15%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%
5	35%	30%	25%	20%	15%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%
4	30%	25%	20%	15%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%
3	25%	20%	15%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%
2	20%	15%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%
1	15%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%
0	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%]

* We round the number of years until the Initial Target Value Date up to the next whole number.

Table B
Maximum Allowable Allocation for Investment Option Group A and the Minimum Allocation Requirement for Investment Option Group Y based on the Maximum Allowable Allocation from Table A.
When the Maximum Allowable Allocation for Investment Options in the combined Groups A, B and X is…	then the Maximum Allowable Allocation for Investment Options in Group A is…	and the Minimum Allocation Requirement for Investment Options in Group Y is…
[95%	[30%	[5%
90%	30%	10%
85%	25%	15%
80%	25%	20%
75%	20%	25%
70%	20%	30%
65%	15%	35%
60%	15%	40%
55%	10%	45%
50%	10%	50%
45%	5%	55%
40%	5%	60%
35%	5%	65%
30%	5%	70%
25%	5%	75%
20%	5%	80%
15%	5%	85%
10%]	5%]	90%]

S40789-02-NY                                                                                                                                          [Invest Pro]

INCOME PROTECTOR [(08.09)] CONTRACT SCHEDULE

OWNER:                                           [John Doe]                                CONTRACT NUMBER: [??687456]
JOINT OWNER:                                           [Jane Doe]                                RIDER EFFECTIVE DATE:  [04/15/08]
ANNUITANT:                                           [John Doe]
COVERED PERSON(S):                                                      [John Doe]
[Jane Doe]

[INITIAL AMOUNT:  [Total Purchase Payments received before the first Quarterly Anniversary.]]
[ANNUAL MAXIMUM ADDITIONAL PURCHASE PAYMENTS: [Cannot exceed the Initial Amount; higher amounts may be accepted with our approval]]
If the Rider Effective Date is the same as the Issue Date on the Contract Schedule, the following will appear:
[During the first rider year, additional Purchase Payments are allowed on or after the first Quarterly Anniversary and before the first Rider Anniversary up to the Initial Amount.]

MAXIMUM AGE FOR SELECTING THE INCOME PROTECTOR:  The older Covered Person must be age [80] or younger on the Rider Effective Date.

ANNUAL INCREASE PERCENTAGE: [5]%

MAXIMUM BIRTHDAY: [91st] birthday

GUARANTEE YEARS: [20] years

AGES AT WHICH YOU CAN EXERCISE THE INCOME PROTECTOR:  On the Benefit Date, all Covered Persons must be at least age [65] and no Covered Person can be age [91] or older.

EARLIEST BENEFIT DATE: [15] calendar days after we receive your Authorized Request for Lifetime Plus Payments.  The Benefit Date must be the [1st or 15th] of a calendar month.

FREE WITHDRAWAL PRIVILEGE:  The Free Withdrawal Privilege is no longer available to you beginning on the Benefit Date and until the Rider Termination Date.

MINIMUM LIFETIME PLUS PAYMENT: $[100]

ANNUAL MAXIMUM LIFETIME PLUS PAYMENT TABLE:

Age band of the Covered Person, or younger Covered Person for joint Lifetime Plus Payments	Annual Maximum Lifetime Plus Payment percentage
[65 to 79	4%]
[80 or older	5%]

RIDER CHARGE:
The Rider Charge is an annualized rate that we accrue each day after the Rider Effective Date as a percentage of the Benefit Base.  If any day that we are to accrue this charge is not a Business Day, we use the Benefit Base at the end of the previous Business Day. We deduct the Rider Charge for each quarter on the earlier of the following: (a) at the end of the Business Day immediately before the Quarterly Anniversary; or (b) when we deduct the final Rider Charge.  We deduct the Rider Charge from the Contract Value at the end of the Business Day before each Quarterly Anniversary before we use that Contract Value to compute any values under this contract.

[A Rider Charge of [1.10]% is assessed for single Lifetime Plus Payments.]
[A Rider Charge of [1.25]% is assessed for joint Lifetime Plus Payments.]

MAXIMUM RIDER CHARGE FOR THE INCOME PROTECTOR:
For single Lifetime Plus Payments or if you selected joint Lifetime Plus Payments and you drop a Covered Person	[2. 50]%
For joint Lifetime Plus Payments	[2.75]%

S40800-NY                                                                                                                                                     [Income Pro]

INVESTMENT PROTECTOR [(08.09)] CONTRACT SCHEDULE

OWNER:                                           [John Doe]                                CONTRACT NUMBER: [??687456]
JOINT OWNER:                                           [Jane Doe]                                RIDER EFFECTIVE DATE:                                                      [04/15/08]
ANNUITANT:                                           [John Doe]                                INITIAL TARGET VALUE DATE:                                                                [04/15/18]

PURCHASE PAYMENT PERIOD:  The first [3] years following the Rider Effective Date

[INITIAL AMOUNT:  [Total Purchase Payments received before the first Quarterly Anniversary.]]

[ANNUAL MAXIMUM ADDITIONAL PURCHASE PAYMENTS: [Cannot exceed the Initial Amount; higher amounts may be accepted with our approval]]
If the Rider Effective Date is the same as the Issue Date on the Contract Schedule, the following will appear:
[During the first rider year, additional Purchase Payments are allowed on or after the first Quarterly Anniversary and before the first Rider Anniversary up to the Initial Amount.]

GUARANTEE PERCENTAGE:  [90]%

EARLIEST TARGET VALUE ANNIVERSARY:  [10th] Rider Anniversary

FUTURE ANNIVERSARY: [5th] Rider Anniversary.

MAXIMUM BIRTHDAY: [91st] birthday

MAXIMUM RESET BIRTHDAY: [81st] birthday

RIDER CHARGE:
The Rider Charge is an annualized rate that we accrue each day after the Rider Effective Date as a percentage of the Target Value.  If any day that we are to accrue this charge is not a Business Day, we use the Target Value at the end of the previous Business Day.  We deduct the Rider Charge for each quarter on the earlier of the following: (a) at the end of the Business Day immediately before the Quarterly Anniversary; or (b) when we deduct the final Rider Charge.  We deduct the Rider Charge from the Contract Value at the end of the Business Day before each Quarterly Anniversary before we use that Contract Value to compute any values under this contract.

A Rider Charge of [1.25]% is assessed for this benefit.

MAXIMUM RIDER CHARGE FOR THE INVESTMENT PROTECTOR: [2.50]%

S40802-NY                                                                                                                                                     [Invest Pro]